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                                                                     Exhibit 5.1
                                                                     -----------

                                                       HARRIS BEACH LLP
                                                       ATTORNEYS AT LAW

                                                       99 GARNSEY ROAD
                                                       PITTSFORD, NEW YORK 14534
                                                       (716)419-8800


December 4, 2001



                    OPINION AND CONSENT OF HARRIS BEACH LLP
                    ---------------------------------------

Electric Fuel Corporation
632 Broadway (Suite 301)
New York, New York 10012

Ladies and Gentlemen:

     Reference is made to our opinion dated July 5, 2001 and included as Exhibit
5.1 to Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-63514) (the "Registration Statement") filed on July 6, 2001 by Electric Fuel Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with a prospectus supplement to the Registration Statement (the "Prospectus Supplement") to be filed by the Company with the Commission pursuant to Rule 424 promulgated under the Securities Act in connection with the offering by the Company of 1,190,476 shares of common stock, par value $.01 per share of the Company (the "Common Stock").

     We have (i) examined and relied upon original, certified, conformed, photostat or other copies of the amended and restated certificate of incorporation and the bylaws of the Company, each as amended through the date hereof, minutes of meetings with and resolutions of the Board of Directors of the Company and such other documents and records, and (ii) made such investigation of fact and such examination of law, as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon the representations and/or certificates of the officers of the Company.

     Based upon the foregoing, we are of the opinion that the Common Stock being offered pursuant to the Prospectus Supplement, when issued and delivered as contemplated by the Prospectus Supplement, will be validly issued, fully paid, and non-assessable.

     The opinion set forth above is subject to the following qualifications:

     (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.